May 28,2024

To The Board of Directors of Bion Enviornmental Techologies

Below , please find a list of the securities we will be giving back for the initial 20%.

The first item we will be forfeiting is 770,792 shares of common stock that would be issued upon the conversion of differed compensation of $652,252.15.

The second item is 3,025,000 options registered to the estate of Linda and Dominic Bassani.

The third item is 1,000,000 options from the Christopher and Danielle Trust.

The fourth item is 154,208 shares upon the partial conversion of the 2015 adjusted replacement note 2.

Linda Bassani

Linda Bassani

Danielle Lominy

Danielle Lominy

Christopher Parlow